UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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Rotonics Manufacturing Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROTONICS MANUFACTURING INC.

Notice of Annual Meeting of Stockholders
to be held December 5, 2005

The Annual Meeting of Stockholders of ROTONICS MANUFACTURING INC. (the “Company”) will be held on December 5, 2005 at 9:00 a.m. local time at The Los Angeles Harbor Hotel, 601 South Palos Verdes Street, San Pedro, California 90731, for the purpose of considering and voting on the following matters:

1.                                       Election of Directors.

2.                                       Ratification of the appointment of Windes & McClaughry Accountancy Corporation as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.

3.                                       Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 14, 2005 will be entitled to notice of and to vote at such meeting or any adjournments or postponements thereof.  A list of the stockholders of record will be available for inspection at the Company’s headquarters at 17022 S. Figueroa Street, Gardena, CA 90248, during ordinary business hours for the ten day period prior to the annual meeting.

By Order of the Board of Directors

/s/ E. PAUL TONKOVICH
E. Paul Tonkovich
Secretary

Gardena, California
October 24, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON,
PLEASE READ THE ENCLOSED PROXY STATEMENT
AND SIGN AND RETURN THE ENCLOSED PROXY CARD
AS SOON AS POSSIBLE IN THE ENCLOSED PREPAID ENVELOPE.

ROTONICS MANUFACTURING INC.
17022 South Figueroa Street
Gardena, California 90248

(310) 538-4932

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Rotonics Manufacturing Inc. (the “Company”) of proxies in the accompanying form, relating to the annual meeting of stockholders (the “Annual Meeting”) to be held December 5, 2005 at 9:00 a.m. local time at The Los Angeles Harbor Hotel, 601 South Palos Verdes Street, San Pedro, California 90731, or any adjournments thereof.  This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about October 24, 2005.

Only stockholders of record at the close of business on the record date, October 14, 2005, are entitled to vote at the meeting.  On that date there were outstanding and entitled to vote 11,918,398 shares of Common Stock ($.01 par value) of the Company.  Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Annual Meeting.  Directors are elected by plurality of votes cast and all other proposals submitted to the stockholders must be approved by the vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.  Abstentions are counted as votes against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or not.  Holders of shares of Common Stock are entitled to one vote per share on each matter to come before the meeting.  Stockholders do not have cumulative voting rights.

If the enclosed proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted at the meeting in accordance with the stockholder’s instructions.  If no instructions are given with respect to any matter, the proxy will be voted for such matter.  Any stockholder giving a proxy for the meeting in the accompanying form may revoke it at any time prior to its being voted, by filing with the Secretary of the Company at the Company’s principal executive office, 17022 South Figueroa Street, Gardena, California 90248, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or telegraph.  No additional compensation will be paid for any such services.  Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company.  The Company will upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

A board of eight (8) directors is to be elected to serve until the next Annual Meeting of Stockholders.  Sherman McKinniss, Marc L. Berman, Larry DeDonato, Larry L. Snyder, E. Paul Tonkovich, Jules Sandford, Brent A. Brown, and Bill Allen have been nominated for election as directors of the Company at the Annual Meeting.  All of the nominees currently serve on the Board of Directors. Messrs. McKinniss and Tonkovich were elected to the Board of Directors in August 1991 in connection with the merger into the Company of Rotonics Molding, Inc.-Chicago (“RMIC”).  Mr. DeDonato was elected to the Board at the 1994 Annual Meeting of Stockholders.  Mr. Snyder was elected to the Board at the 1997 Annual Meeting of Stockholders.  Mr. Berman was elected to the Board at the 1999 Annual Meeting of Stockholders.  Mr. Sandford was elected to the Board at the 2001 Annual Meeting of Stockholders.  Mr. Brown and Mr. Allen were elected to the Board at the 2003 Annual Meeting of Stockholders.

It is intended that all proxies submitted in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of the eight nominees.  In case any of the nominees is unavailable for election, an event which is not now anticipated, the enclosed proxy may be voted for the election of a substitute nominee or nominees.

Information Concerning the Board of Directors

Information regarding each of the eight (8) nominees is set forth below.  The descriptions of the business experience of these individuals include all principal positions held by them from at least 2000 to the date of this Proxy Statement.

Sherman McKinniss (age 69) has served as a director of the Company since 1991 and as Chairman of the Board since December 1994.  Additionally, he served as President and Chief Executive Officer of the Company from August 1991 to December 2001 and again resumed the role in July 2003.  Prior to that, Mr. McKinniss had been President, a director and one of the owners of Rotonics Molding Inc. - Chicago.  Previously, Mr. McKinniss owned and operated Rotational Molding, Inc. (“RMI”) which he sold to the Company in 1986.  Since 1993, Mr. McKinniss has served on the Board of Directors of Atlantic Mecco Inc., a marina dock building company, of which he owns a 50% equity interest, and is also a former director, President and charter member of the Association of Rotational Molders.

Marc L. Berman (age 60) has been a principal in Berman Capital, LLC, an investment banking firm specializing in mergers & acquisitions, since 1993.  Mr. Berman is also a member of the Association of Corporate Growth.

Larry M. DeDonato (age 51) has owned and operated an optometry practice in central California since before 1982.  In addition, Mr. DeDonato was an assistant professor at the Southern California College of Optometry from 1979 until 1986.  Mr. DeDonato is the son-in-law of Mr. McKinniss.

Larry L. Snyder (age 67) was the Owner and President of Snyder Industries Inc., a fiberglass and rotational molding company, from 1962 until 1991.  He is a past President and charter member of the Association of Rotational Molders.  Mr. Snyder previously served as a Board of Trustee for Nebraska Wesleyan University (“NWU”) and was a member of the Financial Advisory Committee to the Board of Governors of NWU.  Mr. Snyder operates a substantial central Nebraska farming and cattle operation utilizing precision farming technology and also owns commercial properties.

E. Paul Tonkovich (age 67) has served as Secretary and legal counsel for the Company since August 1991.  He has been a practicing attorney in California since January 1966.  In 1974 he started his own firm, E. Paul Tonkovich-Professional Corporation, which specializes in business litigation and corporate law.

Jules Sandford (age 77) has been a practicing attorney in California since 1961 with the firm Patten, Faith & Sandford.  As an attorney, Mr. Sandford represents financial institutions, real estate companies, automobile dealerships and other businesses providing legal services for business formation, purchase, sale and leases, and litigation.  Mr. Sandford has also served as the Chairman of the Board of Orioxi International Corporation, an import/export business with factories in China and El Salvador.

Brent A. Brown (age 50) has over two decades of equity trading and portfolio management experience including 11 years with Jefferies and Company as a Stock Specialist on the Pacific Stock Exchange.  Since June 2002 he has been Director of Research and a portfolio manager with Chelsea Management Company, a Los Angeles money-management firm.  Prior to this, Mr. Brown was a securities broker for Patrick Pascal Trading Company from 1999 to 2002.

Bill Allen (age 41) co-founded Intermodal Distribution Freight Inc., a provider of rail and truckload transportation services in the continental U.S., and has served as its Chief Operating Officer since 1986.  Mr. Allen also co-founded Western Regional Drayage Inc., a provider of container drayage for import/export customers, and has served as its Chief Operating Officer since 1996.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends to the stockholders the ratification of the appointment of Windes & McClaughry Accountancy Corporation as the Company’s independent registered public accounting firm for fiscal year 2006.  Representatives of Windes & McClaughry Accountancy Corporation are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so.  Such representatives are also expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF WINDES & McCLAUGHRY ACCOUNTANCY CORPORATION TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2006.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, the Board of Directors knew of no matter other than the matters described herein which will be presented at the meeting.  However, the accompanying proxy contains discretionary authority on the persons named therein to vote on any other matter properly brought before the meeting or any adjournment thereof, the person or persons voting the proxies intend to vote them in accordance with their best judgment.

OTHER INFORMATION

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table and the footnotes thereto set forth, as of September 26, 2005, certain information regarding Common Stock of the Company beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, by each director and by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

5% Shareholders:
Linn Derickson	1,020,437	(11)	8.6%

Officers and Directors:
Sherman McKinniss**	5,368,721	(2)	45.0%
Marc L. Berman**	125,599	(3)	1.1
Larry DeDonato**	143,332	(4)	1.2
Larry L. Snyder**	115,000	(5)	1.0
E. Paul Tonkovich**	71,655	(6)		*
Jules Sandford**	24,000	(7)		*
Brent A. Brown**	6,000	(8)		*
Bill Allen**	30,000	(9)		*
Douglas W. Russell**	90,664	(10)		*
All directors and all executive officers of the Company as a group (9 individuals)	5,974,971	(2)(3)(4)(5)(6)	50.1
		(7)(8)(9)(10)

*                                        Less than 1%.

**                                 The address for all the officers and directors is 17022 S. Figueroa Street, Gardena, CA 90248.

(1)           Unless otherwise indicated, shares are held with sole voting and investment power.

(2)           Consisting of:  (i) 5,368,721 shares of Common Stock held by Mr. McKinniss jointly with his spouse.  See “Board of Directors and Committees of the Board” below for a description of a Schedule 13D filed by Mr. McKinniss and Mr. Linn Derickson.

(3)           Consisting of:  (i) 89,266 shares of Common Stock held by Mr. Berman jointly with his spouse; and (ii) 36,333 shares of Common Stock held by a pension plan for the benefit of Mr. Berman.

(4)           Consisting of:  (i) 133,333 shares of Common Stock held by Mr. DeDonato jointly with his spouse; (ii) 3,333 shares of Common Stock held by a pension plan for the benefit of Mr. DeDonato; and (iii) 6,666 shares of Common Stock held by the dependent child of Mr. DeDonato.

(5)           Consisting of:  (i) 115,000 shares of Common Stock held by Mr. Snyder jointly with his spouse.

(6)           Consisting of:  (i) 56,655 shares of Common Stock held by Mr. Tonkovich as trustee of a profit sharing trust of which
Mr. Tonkovich is a beneficiary; and (ii) 15,000 shares of Common Stock held by Mr. Tonkovich jointly with his spouse.

(7)           Consisting of:  (i) 24,000 shares of Common Stock held by Mr. Sandford jointly with his spouse.

(8)           Consisting of:  (i) 6,000 shares of Common Stock held by a pension plan for the benefit of Mr. Brown.

(9)           Consisting of:  (i) 30,000 shares of Common Stock held by Mr. Allen jointly with his spouse.

(10)         Consisting of:  (i) 50,664 shares of Common Stock held by Mr. Russell jointly with his spouse; and (ii) 40,000 shares of Common Stock held by the dependent children of Mr. Russell.

(11)         Consisting of:  (i) 1,020,437 shares of Common Stock held by Mr. Derickson jointly with his spouse.  Mr. Derickson’s address is 1950 East McKinley, Mishawaka, Indiana  46545.  See “Board of Directors and Committees of the Board” below for a description of a Schedule 13D filed by Mr. Sherman McKinniss and Mr. Derickson.

Board of Directors and Committees of the Board

The Board of Directors held four meetings during fiscal year 2005.  Each director attended at least 75% of the meetings of the Board of Directors and each committee on which he served.

The Board has an Audit Committee that operates under a written charter adopted by the Board.  The members of the Audit Committee are Messrs. Allen, Snyder, Brown and Sandford.  Each member of the Audit Committee is independent as defined by the requirements of the American Stock Exchange (“AMEX”).  The functions of the Audit Committee are to approve of the engagement of the Company’s independent registered public accounting firm and to review with them the plan and scope of their audit for each year, the results of such audit when completed, and their fees for services performed.  During fiscal year 2005, the Audit Committee held four meetings.  The Board has determined that Mr. Snyder is an independent director and that he meets the qualifications of an audit committee financial expert defined by the Securities and Exchange Commission (“SEC”).

In August 2004, Mr McKinniss and Mr. Derickson (see Security Ownership by Certain Beneficial Holders) filed a Schedule 13D with the SEC identifying themselves as a group holding 6,389,158 shares (53.6%) of the Company’s outstanding Common Stock.  As a result, the Company is treated as a “controlled company” under AMEX guidelines.  Under these guidelines, the Company has available certain exemptions afforded controlled companies relating to the creation and composition of the Board’s Nominating and Compensation Committees.

The Board does not have a Compensation Committee (See “Report of the Board/Executive Compensation” below).  The Board does have a Nominating Committee, comprised in fiscal 2005 of Mr. McKinniss and Mr. Berman.  The nominating committee does not have a written charter.  Neither Mr. McKinniss nor Mr. Berman is independent as defined by the requirements of the AMEX.  The function of the Nominating Committee is to nominate candidates for election to the Board of Directors of the Company at its annual meeting of stockholders.  During fiscal year 2005, the Nominating Committee held one meeting.

Director Nominations

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the AMEX. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.  The nominating committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described under the caption, “Stockholder Proposals for 2006 Annual Meeting” below.

Process for Identifying and Evaluating Nominees.  The Nominating Committee believes the company is well-served by its current directors.   In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the nominating committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors.    If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought.  Director candidates will be selected based on input from members of the Board and senior management of the Company. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board.  Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director.  Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Code of Ethics

For a number of years, the Company has had, in one form or another, a Code of Ethics for its employees.  During fiscal 2004, the Company adopted a revised version of its Code of Ethics to comply with SEC regulations and AMEX listing standards.  This Code of Ethics is available under Investor Relations on the Company’s website at www.rotonics.com.  The Code of Ethics applies to all of the Company’s employees, officers and directors.

Communications with Directors

Stockholders who wish to communicate with our directors may do so using the procedures provided on our website at www.rotonics.com. The Company encourages its directors to attend its annual meetings.  All eight elected directors attended the Company’s 2004 Annual Meeting.

Executive Officers

The present executive officers of the Company are Sherman McKinniss, President, Chief Executive Officer and Chairman of the Board; E. Paul Tonkovich, Secretary; and Douglas W. Russell (age 44), Treasurer, Chief Financial Officer and Assistant Secretary.  Mr. Russell has been employed by the Company since May 1991.  Prior to that he was a Senior Auditor for the accounting firm of Hallstein & Warner from 1988 until 1991, and was the Assistant Controller of RMI from September 1985 to September 1987.  Mr. Russell is the son-in-law of Mr. McKinniss.

Compensation of Executive Officers

The following table discloses compensation received in the three fiscal years ended June 30, 2005, by the Company’s Chief Executive Officer, and the other most highly compensated executive officer of the Company receiving more than $100,000 in annual salary and bonus.

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION			LONG TERM COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR	Salary	Bonus (1)	Other Annual Compensation(2)	AWARDS OPTIONS
					Options
Sherman McKinniss	2005	$418,271	$30,108	$15,833	—
President, CEO and Chairman of the	2004	$398,282	$14,785	$15,833	—
Board	2003	$237,570	$31,124	$15,833	—

Douglas W. Russell	2005	$153,173	$16,054	$1,163	—
Treasurer, CFO and Assistant Secretary	2004	$146,721	$11,321	$1,163	—
	2003	$143,042	$16,562	$1,163	—

(1)           Bonus amounts paid each year are based on preceding fiscal year’s results.

(2)           Consists of the annual premium on a term life insurance policy covering the named executives, as to which they are the named insured and beneficiary.  The Company is obligated to pay these premiums pursuant to the executives’ respective employment agreement.

Options/Executive Officers

There were no options granted to officers listed in the summary compensation table during fiscal 2005.

Aggregated Options Exercises and Option Values Table

There were no exercised or outstanding options for the officers listed in the summary compensation table in fiscal 2005.

Report of the Board/Executive Compensation

Executive Officers.  The annual compensation of the Company’s executive officers, other than Mr. McKinniss, is recommended by the President and reviewed and approved by the Board of Directors.  The salary recommendations are based on the Chairman’s perspective of the value of that position at the Company, the executive’s individual performance, the Company performance and compensation for similar positions at other companies within the industry.  The Company believes that compensation of the Company’s executive officers should be sufficient to attract and retain highly qualified personnel and should also provide meaningful incentives for superior performance.  The Company seeks to reward achievement of long and short-term performance goals measured by successful development of new products, increases in sales volumes, meeting or exceeding financial targets established by the Board of Directors, and other factors.  The Company’s executive compensation generally consists of a base salary and a cash bonus.  Executive compensation paid to Mr. Russell, consisting of a base salary and a cash bonus, is determined under the guidelines of his employment agreement (see “Employment Agreements”).  The employment agreement establishes a base salary and a minimum annual increase tied to the cost of living.  The Board of Directors may approve an increase in base salary in excess of that required by the contractual cost of living adjustment based on the Board’s determination of Mr. Russell’s respective performance and contribution using the same process and philosophy as indicated above.  The cash bonus paid to Mr. Russell during fiscal 2005 was approved by the Board of Directors in accordance with the terms outlined in his employment agreement.

The Board of Directors may also issue stock options pursuant to the Company’s Stock Option Plan as additional long-term incentive compensation to its key executives.

Chief Executive Officer.  The Company’s Board of Directors meets once each year, separately from Sherman McKinniss, to discuss compensation arrangements for Mr. McKinniss, President, CEO and Chairman, and the employment contract with him (see “Employment Agreements”).  The base salary and bonus paid to Mr. McKinniss is determined within the guidelines of his employment agreement, which establishes a base salary and a minimum annual increase tied to the cost of living.  The Board of Directors may approve of an increase in base salary in excess of that required by the contractual cost of living adjustment based on the Board’s determination of Mr. McKinniss’ performance and contribution using a similar process and philosophy as that employed for other executive officers.  The Board of Directors assess Mr. McKinniss’ leadership, performance and contributions towards achieving the Company’s long-term strategic and financial objectives.  There is no specific formula employed between the Company’s stated goals and performance and the Board’s determination; instead the Board’s judgment and discretion is used in determining the base salary.  The cash bonus paid to Mr. McKinniss during fiscal 2005 was approved by the Board of Directors in accordance with the terms outlined in his employment agreement.

THE BOARD OF DIRECTORS

Sherman McKinniss	E. Paul Tonkovich
Larry DeDonato	Marc L. Berman
Larry L. Snyder	Bill Allen
Jules Sandford	Brent A. Brown

Compensation Committee - Interlocks and Insider Participation

As described above, the Company’s compensation decisions are made by the Board of Directors as a whole, based on recommendations made to the Board by Mr. McKinniss, the Company’s Chief Executive Officer, for other executive officers.  Mr. McKinniss does not participate in discussions regarding his own compensation.  No officers of the Company sit on the compensation committee of any other company’s board of directors.

Employment Agreements

The Company has entered into an employment contract with Mr. McKinniss which expires June 30, 2006.  This agreement is subject to an automatic annual extension for one additional year unless 90 days prior to its anniversary a written notice is served by either party to terminate the agreement.  The agreement provides for a minimum annual base salary of $402,771 and is increased on each anniversary of the agreement (July 1) by an amount at least equal to the annual percentage increase in the Consumer Price Index for the Los Angeles-Long Beach area.  The Board of Directors may, in its discretion, increase the base salary by a greater amount.  Effective July 3, 2005, the annual salary for Mr. McKinniss was adjusted to $436,405 pursuant to the terms of his employment agreement.  See “Report of the Board/Executive Compensation”.  In addition to Mr. McKinniss’ base salary, under the agreement he is to be paid an annual bonus equal to one percent (1%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th.  The agreement contains certain noncompetition and nondisclosure covenants.  The agreement also allows for termination of employment by either party voluntarily or for cause as outline in the agreement.  If the Company terminates the employment of Mr. McKinniss for reasons other than cause, disability or death, Mr. McKinniss will be entitled to receive termination payments equal to the continuance of his current base salary for a period of twelve (12) months from termination.

The Company has entered into an employment agreement with Mr. Russell that expires September 30, 2007.  This agreement is subject to an automatic annual extension for one additional year unless 90 days prior to its anniversary a written notice is served by either party to terminate the agreement.  The agreement provides for a minimum annual base salary of $147,493 and is increased on each July 1st during the agreement term by an amount at least equal to the annual percentage in the Consumer Price Index for the Los Angeles-Long Beach area.  The Board of Directors may, in its discretion, increase the base salary by a greater amount.  Effective July 3, 2005, the annual salary to Mr. Russell was increased to $159,806.  See “Report of the Board/Executive Compensation”.  In addition to Mr. Russell’s base salary, under the agreement he is to be paid an annual bonus equal to one-half of one percent (.5%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th.  The agreement contains certain noncompetition and nondisclosure covenants.  The agreement also allows for termination of employment by either party voluntarily or for cause, disability or death, Mr. Russell will be entitled to receive as a termination payment, his current salary for a period of twelve (12) months from termination.

Compensation of Directors

During the fiscal year ended June 30, 2005, directors (other than those who were employees of the Company) were paid $1,000 for each meeting of the Board they attended.  All members of committees of the Board received $250 for each meeting which they attended, plus reimbursement for reasonable expenses incurred, unless such meetings occurred on the day of meetings of the full Board, in which case such committee members received no additional compensation.  The Company incurred directors’ fees totaling $27,000 in fiscal year 2005.  Directors who are employees of the Company have not been separately compensated for their services as directors.

Audit Committee Report(1)

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  The Board adopted a written Audit Committee Charter on June 9, 2000 that was amended on September 26, 2003.

In this context, the Audit Committee has met and held discussions with management and Windes & McClaughry Accountancy Corporation (“Windes”) the Company’s independent registered public accounting firm during fiscal 2005.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit

(1)  This report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

Committee has discussed with Windes the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with Windes the public accounting firm’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).  The Audit Committee has received the letter from the independent registered public accounting firm required therein.  The Audit Committee has also considered whether the independent registered public accounting firm’s provision of other non-audit services to the Company is compatible with the registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005, for filing with the Securities and Exchange Commission.  The Audit Committee and the Board also have approved the selection of the Company’s independent registered public accounting firm.  The Audit Committee has also pre-approved any permitted non-audit services provided by the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

Larry L. Snyder	Brent A. Brown
Jules Sandford	Bill Allen

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the stockholders, engaged Windes & McClaughry Accountancy Corporation (“Windes”) to perform an annual audit of the Company’s financial statements for the fiscal year ended June 30, 2005.

Fees Paid to Windes

	FY 03-04	FY 04-05

Audit Fees	$81,000	$81,300
Audit-Related Fees	—	—
Tax Fees	200	—
Subtotal	81,200	81,300
All Other Fees	—	—
Total Fees	$81,200	$81,300

Services Provided by Windes

All services rendered by Windes are permissible under applicable laws and regulations, and are approved by the Audit Committee.  Pursuant to the SEC, the fees paid to Windes for services are disclosed in the table above and under the categories listed below.

1)                                      Audit Fees — These are fees for professional services performed by Windes for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)                                      Tax Fees — These are fees for professional services performed by Windes with respect to tax audit assistance relating to state franchise tax returns.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the outstanding shares of the Company’s Common Stock, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership (Form 3) and changes in ownership of such stock (Forms 4 and 5).

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to it, during fiscal year ended June 30, 2005, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

PERFORMANCE GRAPH

The following graph shows a comparison of five-year cumulative total stockholder return among the Company, the Standard & Poor 500 Index and the Standard & Poor Specialty Chemical Index, assuming $100 invested on July 1, 2000 in each. (1)

PERFORMANCE GRAPH

FOR ROTONICS MANUFACTURING INC.

Comparison of Five Year Cumulative Total Return

	June Index Returns
Company/Index	2000	2001	2002	2003	2004	2005

Rotonics Manufacturing Inc (RMI)	$100.00	$66.91	$89.26	$129.16	$143.17	$291.59
S&P 500 Index	$100.00	$85.17	$69.85	$70.03	$83.41	$88.68
S&P 500 Specialty Chemicals	$100.00	$105.74	$130.11	$123.59	$156.00	$164.92

(1) Total return assumes reinvestment of dividends.

This Proxy Statement will be accompanied by the Company’s Annual Report for the fiscal year ended June 30, 2005, when it is delivered to stockholders.

Stockholders may obtain, at no cost, a copy of the Company’s 2005 report to the Securities and Exchange Commission on Form 10-K by going to the Company’s website at www.rotonics.com under investor relations-SEC filings or, by writing us at 17022 S. Figueroa Street, Gardena, CA  90248.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the annual meeting of stockholders to be held in 2006 must submit such proposals so as to be received by the Company at 17022 South Figueroa Street, Gardena, California 90248, on or before June 26, 2006.  In addition, if the Company is not notified by September 4, 2006 of a proposal to be brought before the 2006 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

ROTONICS MANUFACTURING INC.

Proxy Solicited by the Board of Directors
for the Annual Meeting of Stockholders
to be Held December 5, 2005

The undersigned hereby appoints Sherman McKinniss and E. Paul Tonkovich, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the capital stock of ROTONICS MANUFACTURING INC. (the “Company”) which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company at The Los Angeles Harbor Hotel, 601 South Palos Verdes Street, San Pedro, California 90731 at 9:00 a.m. on December 5, 2005, and at any adjournments or postponements of such meeting, as follows:

1.                                       To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the nominees listed below:

☐	FOR all nominees	☐	WITHHOLD AUTHORITY
	listed below, except		to vote for all listed nominees.
those whose names
are handwritten on
the line below.

Sherman McKinniss, Larry DeDonato, E. Paul Tonkovich, Larry L. Snyder, Marc L. Berman, Jules Sandford, Brent A. Brown and Bill Allen.  To withhold authority to vote for any of the above nominees, write the nominee’s name below:

2.                                       To ratify the appointment of Windes & McClaughry Accountancy Corporation as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.

☐	For	☐	Against	☐	Abstain

3.                                       To transact such other business as properly may come before the meeting.

The Board recommends that you vote FOR the above proposals.  This proxy, when properly executed, will be voted in the manner directed above.  WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.  This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Signature(s) of Stockholder(s)

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date:____________, 2005

PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.